As filed with the Securities and Exchange Commission on March 28, 2006

Registration No. 333-75741

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	23-2417713
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5619 DTC Parkway

Greenwood Village, CO 80111

(Address of principal executive offices)

Adelphia Communications Corporation

1998 Long-Term Incentive Compensation Plan

(Full Title of the Plan)

Adelphia Communications Corporation

5619 DTC Parkway

Greenwood Village, CO 80111

Attention: Brad M. Sonnenberg, Esq.

(303) 268-6300

(Name, address, including zip code, and telephone number, including area code, of agent for services)

with copies to:

Jeffrey S. Hochman, Esq.

Maurice M. Lefkort, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

DEREGISTRATION OF UNSOLD SECURITIES

Adelphia Communications Corporation hereby withdraws from registration all securities remaining unsold under this registration statement, Registration Statement No. 333-75741.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of  Greenwood Village, State of Colorado, on March 28, 2006.

ADELPHIA COMMUNICATIONS CORPORATION (Registrant)

By:	/s/ William T. Schleyer
Name: William T. Schleyer
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William T. Schleyer	Chairman and Chief Executive Officer	March 28, 2006
William T. Schleyer	(Principal Executive Officer)

/s/ Vanessa A. Wittman	Chief Financial Officer	March 28, 2006
Vanessa A. Wittman	(Principal Financial Officer)

/s/ Scott D. Macdonald	Chief Accounting Officer	March 28, 2006
Scott D. Macdonald	(Principal Accounting Officer)

/s/ E. Thayer Bigelow	Director	March 28, 2006
E. Thayer Bigelow

/s/ Rodney Cornelius	Director	March 28, 2006
Rodney Cornelius

/s/ Anthony Kronman	Director	March 28, 2006
Anthony Kronman

	Director	March 28, 2006
Philip Lochner

/s/ Susan Ness	Director	March 28, 2006
Susan Ness

/s/ Kenneth Wolfe	Director	March 28, 2006
Kenneth Wolfe